EXHIBIT 30

                                [GRAPHIC OMITTED]
                                 LEHMAN BROTHERS

                                ENGAGEMENT LETTER

October 13, 2000

Edgecliff Holdings LLC
207 Grandview Drive
Fort Mitchell, Kentucky   41017-2799

Attention: Mr. Joseph E. Marquet

Dear Mr. Marquet:

                  This engagement letter agreement (this "Agreement") will confirm the understanding and agreement between Lehman Brothers Inc. ("Lehman Brothers" or the "Manager") and Edgecliff Holdings LLC, a Kentucky limited liability company (together with each of its subsidiaries, the "Company"), in connection with the proposed financing in connection with the acquisition of all of the issued and outstanding common stock and the refinancing of certain indebtedness of Lodgian, Inc. (together with each of its subsidiaries, the "Acquired Business"). We understand that the Company proposes to sign an agreement (the "Acquisition Agreement") to acquire all of the issued and outstanding common stock of the Acquired Business (the "Acquisition").

                  This Agreement will confirm our agreement with you concerning certain terms and conditions related to the retention of the Manager as the lead underwriter, lead initial purchaser and/or lead placement agent in connection with the sale of high yield securities (the "High Yield Securities") and mortgage notes (the "Mortgage Notes") (the High Yield Securities and Mortgage Notes are collectively referred to as the "Permanent Securities"), as well as our understanding concerning related fees and expenses, indemnification obligations and other matters.

         1.       RETENTION.

                  (a) Subject to subparagraph (c) below, the Company hereby confirms that it retains the Manager to act as the exclusive lead underwriter, lead initial purchaser and/or lead placement agent for the Company and for its affiliates in connection with any underwritten offering or private placement (including, without limitation, the purchase and resale of securities pursuant to Rule 144A (a "Rule 144A Transaction") under the Securities Act of 1933, as amended (the "Act"), of the Permanent Securities issued by the Company or any of its affiliates, the proceeds of which will be applied to finance (or refinance) any portion of the purchase price to be paid in connection with the Acquisition and to refinance certain indebtedness of the Acquired Business. The Manager's assignment may also include the arranging of a working capital facility if so requested by the company.

                  (b) The Company agrees that for the term of this Agreement none of the Company or its affiliates, officers, directors or equity holders will directly or indirectly offer any of the Permanent Securities for sale to, or solicit any offer to purchase any of the same in connection with financing the Acquisition and refinancing the Indebtedness of the Acquired Business from, or otherwise contact, approach or negotiate with respect thereto with, any person or persons (including any co-managers) other than through the Manager (or through its affiliates).
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                  (c)      Notwithstanding anything to the contrary contained
herein or any oral representations or assurances previously or subsequently made by the parties hereto, this Agreement does not constitute a commitment by or legally binding obligation of the Manager or any of its affiliates to act as exclusive underwriter, initial purchaser and/or placement agent in connection with any offering of securities or to provide any financing. Such a commitment on the part of the Manager or any of its affiliates will exist only upon the execution of a final, written underwriting, purchase or placement agent agreement, and then only in accordance with the terms and conditions thereof.

                  (d) The Manager also will provide financial advisory services as requested by the Company. The Company agrees that the Manager has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company, provided that the Manager will submit a copy of any such advertisements to the Company prior to their inclusion in any newspaper or journal for its approval, which approval shall not be unreasonably withheld. Furthermore, the Company agrees to include a reference to the Manager's role as financial advisor in any press release announcing the transaction so long as such reference would not, in the opinion of counsel to the Company, violate any federal or state securities laws.

                  (e) During the term of this Agreement, Lehman Brothers undertakes not to enter into any agreement with any third party (including any potential buyer) the scope of which relates to the acquisition or sale of any controlling interest in the Acquired Business without the prior consent of the Company or until the Company ceases to pursue the Acquisition actively.

         2. TERM OF THIS AGREEMENT. The term of this Agreement shall extend until terminated in accordance with Section 8 hereof.

         3. TERMS OF PERMANENT SECURITIES. The Manager will work with the Company to determine the specific types, terms and conditions of the Permanent Securities, to be mutually agreed upon by the parties hereto, based upon the then prevailing market conditions and the business, operations, financial condition, management, prospects, and value of the Company and the Acquired Business. The Parties currently contemplate that the Permanent Securities will take the form of high yield securities and mortgage backed bonds to be issued at market rates. The collateral for such securities will in no event include a pledge of Lodgian stock acquired by the Company.

         4.       FEES AND EXPENSES.

                  (a) PLACEMENT FEE. As compensation for placing the Permanent Securities, the Company agrees to pay the Manager a fee equal to: (i) 3.00% of the aggregate principal amount of the High Yield Securities, and (ii) 1.75% of the aggregate principal amount of the Mortgage Notes, provided however, that if the interest rate spread achieved over one-month LIBOR shall be less than 2.00% (the "Spread") (based on monthly pay, in arrears, and calculated on the basis of actual days elapsed in a 360-day year), the Loan Fee shall increase in an amount equal to the amount by which the actual spread is less than the Spread; provided further, however, in no event shall the Loan Fee exceed 2.25%. For example, if the spread achieved shall equal 1.90%, the Loan Fee shall be 1.85%. In the event that the Permanent Securities are purchased by the Manager from the Company on a backstopped or committed basis, the schedule of placement fees will change and will be negotiated by the Manager and the Company at such time as both the Manager and the Company elect to pursue the transaction on such basis.

                  (b) EXPENSES. Whether or not the Acquisition is consummated, the Company hereby agrees to reimburse the Manager, promptly upon demand, for all reasonable out-of-pocket costs and expenses incurred by the Manager in connection with the transactions contemplated by this Agreement, whether incurred prior or subsequent to the date hereof, including, without limitation, (i) travel expenses,

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professional fees or other expenses incurred in connection with our due diligence investigation of the Company and the Acquired Business and the reasonable fees and disbursements of Manager's legal counsel, in connection with the transactions contemplated hereby; provided, however, that with respect to any financing that is consummated by means of a public offering of the Permanent Securities or a Rule 144A Transaction, the expenses of Manager's legal counsel relating thereto will be borne by the Manager, other than customary Blue Sky fees and expenses, which fees and expenses will be borne by the Company. Once the transaction structure, proceeds amounts and types of securities to be utilized has been established, the Manager will provide the Borrower with an Expense Budget.

         5. COOPERATION. The Company agrees that it and its affiliates will cooperate with the Manager and provide information reasonably required by the Manager in connection with the offer, sale and placement of, or obtaining commitments for the purchase of, the Permanent Securities and any other financing contemplated by this Agreement.

         6. CONFIDENTIALITY. Except as required by applicable law, any financial advice rendered by the Manager pursuant to this Agreement may not be disclosed publicly in any manner without the Manager's prior written approval and will be treated as confidential. The Company will provide the Manager with all financial and other information requested by the Manager for the purpose of rendering its services pursuant to this Agreement. Except as required by applicable law, any reference to the Manager or any of its affiliates in this Agreement may not be disclosed publicly in any manner without such party's prior approval, and this Agreement and its contents will be treated by the Company as confidential except that such references may be made in any tender offer or other documents required to be filed with the Securities and Exchange Commission or documents sent to the Company, Lodgian Inc.'s security holders or Lodgian Inc., provided that such references are reviewed and approved by Lehman Brothers, which approval will not be unreasonably withheld.

         7.       INDEMNIFICATION.

                  (a) The Company hereby agrees to indemnify and hold harmless the Manager and each of its officers, directors, partners, trustees, employees, advisors and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any indemnified person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering memorandum, offering memorandum or any other similar disclosure document or in any amendment or supplement thereto, any omission or alleged omission to state in any preliminary offering memorandum, offering memorandum or any other similar disclosure document or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arising in any manner out of or in connection with the transactions contemplated by this Agreement and shall reimburse each indemnified person promptly for any reasonable legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the transactions contemplated by this Agreement (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein); provided, however, that no indemnified person shall be entitled to indemnity (A) under clause (i) above in respect of any loss, claim, damage, liability or expense resulting from any information concerning the Manager furnished to the Company by the Manager specifically for inclusion in the above-described documents or (B) under clause (ii) above in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of such indemnified person.

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

                  (b) The Company further agrees that without the Manager's prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all indemnified persons.

                  (c) In case any action or proceeding shall be instituted involving any indemnified person for which indemnification is to be sought hereunder by such indemnified person, then such indemnified person shall promptly notify the Company of the commencement of any action or proceeding; provided, however, that the failure so to notify the Company shall not relieve the Company from any liability that it may have to such indemnified person pursuant to this Section 7 or from any liability that they may have to such indemnified person other than pursuant to this Section 7 except to the extent the Company was unaware of such action or proceeding and has been prejudiced in any material respect by such failure. Notwithstanding the above, following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and, upon such election, it shall not be liable for any legal costs subsequently incurred by such indemnified person (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) they have failed to provide counsel reasonably satisfactory to such indemnified person in a timely manner, (ii) counsel provided by the Company reasonably determines that its representation of such indemnified person would present it with a conflict of interest or (iii) the indemnified person reasonably determines that there may be legal defenses available to it which are different from or in addition to those available to the Company. In connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm (in addition to local counsel) for all indemnified persons.

                  (d) The Company and the Manager agree that if any indemnification or reimbursement sought pursuant to this Section 7 is judicially determined to be unavailable for a reason other than as set forth in the proviso at the end of the first paragraph of this Section 7, then, whether or not the Manager is the indemnified person, the Company, on the one hand, and the Manager, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Manager, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and the Manager, on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Manager pursuant to this paragraph exceed the amount of the fees actually received by the Manager in connection with the transactions contemplated by this Agreement.

         8. TERMINATION. This Agreement may be terminated without liability or continuing obligations (except as provided below) by the Company or the Manager at any time upon 15 days' written notice, and, in any event, shall expire on the first anniversary of the date hereof, provided, however, that (A) the Company's obligations and liabilities to pay fees and expenses accrued hereunder to the date of termination or expiration, as the case may be, and any obligations and liabilities for indemnification, reimbursement and contribution and the agreements relating to confidentiality contained in Section 6 hereof will, in each case, continue in the event of any such termination or expiration in accordance with their terms and (B) if this Agreement expires or is terminated by the Company and, within 12 months of such expiration or termination of this Agreement, the Company (or any affiliate or subsidiary thereof) issues any Permanent Securities or enters into any financing transaction involving similar securities (whether debt, mezzanine or any other related securities) in connection with financing the Acquisition and refinancing the indebtedness of the Acquired Business in which the Manager did not act as the exclusive

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
lead underwriter, lead initial purchaser and/or lead placement agent, the Company hereby agrees to pay a fee on the date and in an amount equal to the fee that would have been payable to the Manager if the Manager did act as the lead underwriter, lead initial purchaser and/or lead placement agent or financial advisor in connection with such transaction pursuant to the terms hereof; provided, however, that clause (B) shall not apply in respect of any placement of securities with DLJ Real Estate Capital Partners or any placement of securities substantially similar to the securities contemplated to be issued to DLJ Real Estate Capital Partners with a third-party other than DLJ Real Estate Capital Partners (together, the "DLJ Securities"). DLJ Securities specifically exclude all types of straight debt such as high yield debt, investment grade debt, bank debt (other than a working capital facility) or mortgage backed security debt, among others.

         9. SURVIVAL; ASSIGNMENT. The provisions of this Agreement relating to the payment of fees and expenses, indemnification and contribution and the agreements relating to confidentiality and the provisions of Section 10 below will survive the expiration or termination of this Agreement (including any extensions hereof).

         10. CHOICE OF LAW; JURISDICTION; WAIVERS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

         11.      MISCELLANEOUS.

                  (a) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

                  (b) This Agreement sets forth the entire understanding of the parties hereto as to the scope of the engagement and the Manager's obligations thereunder. This Agreement shall supersede all prior understandings and proposals, whether written or oral, between the Manager and you relating to the transactions contemplated hereby.

                  (c) This Agreement has been and is made solely for the benefit of the parties hereto, the indemnified persons, and their respective successors and assigns, and nothing in this Agreement, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Agreement or the covenants of the parties contained herein.

                  (d) The Manager and its affiliates are a full service financial firm and as such from time to time may effect transactions for its own accounts or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated by this Agreement.

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

                  Please confirm that the foregoing is in accordance with your understanding by signing and returning to the Manager the enclosed duplicate of this Agreement.


                                        Sincerely yours,


                                        LEHMAN BROTHERS INC.

                                        By:  /s/ Ali Elam
                                             -----------------------------
                                             Name:   Ali Elam
                                             Title:  Senior Vice President



Accepted and agreed to as
of the date first above written:

EDGECLIFF HOLDINGS LLC


By:  /s/ Joseph E. Marquet
     --------------------------------
     Name:  Joseph E.  Marquet
     Title: Vice President of Finance



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